EXHIBIT 10.6



        AGREEMENT FOR SALE OF SERVICES & ACCOUNT MANAGEMENT

             EFFECTIVE AS OF FEBRUARY 1, 1996

                            BETWEEN

                            NYNEX

                            AND

                  COMPUTER TELEPHONE CORP.
                       (Agent Name)
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                       TABLE OF CONTENTS

A. Definitions
    1.  Account Management
    2.  Affiliate
    3.  Business Customers
    4.  Certification
    5.  Designated Sales Area
    6.  Incidental Sales Area
    7.  Installation
    8.  NASA Channel Plan
    9.  Order Issuance Date
   10.  Quota
   11.  Registration
   12.  Services
   13.  Strategic Business Accounts
   14.  Subcontract
   15.  Telemarket
   16.  Unhook
B. Relationship of the Parties
C. Contract Term
D. Representative's Responsibilities
    1.  General
    2.  Account Management Plan
E. NYNEX's Responsibilities
F. Compensation
    1.  Commissions
    2.  Account Management Plan
    3.  Promotional Compensation
    4.  Set Off
    5.  Separation Payment
G. Service Ordering Procedures, Credit
H. Authorized use of NYNEX Name and Marks
I. Confidential Information
J. Indemnification
K. Non-Discrimination/Conflict of Interest
L. Arbitration
M. General Provisions
    1.  Non-Assignability
    2.  Amendment
    3.  Waiver
    4.  Force Majeure
    5.  Surviving Obligations
    6.  Choice of Law
    7.  Successors Bound
    8.  Agency Orders
    9.  Severability
   10.  Headings
   11.  Notice
   12.  Entire Agreement

APPENDICES
   A.   Commissioned Services
   B.   Commission Schedules
   C.   Non-Discrimination Compliance Agreement
   D.   Conflict of Interest
   E.   Sales Quota
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                            PREAMBLE

NYNEX and Representative enter this Agreement in mutual recognition of the individual value added competencies that each contribute and the understanding that these collective competencies are valued by customers and essential to marketplace success. The parties agree to share plans and capabilities on an ongoing basis, to jointly explore creative market solutions and to work together toward the profitable growth of both firms.

NYNEX and Representative acknowledge and recognize that there will be significant changes in the marketplace and in the competitive environment over the duration of this Agreement, and agree to work together in addressing this dynamic and changing environment in a manner that is supportive of their individual and collective interests. If, during the term of this Agreement, events occur that could compromise either party's interests, financial objectives and/or fiduciary responsibilities, the parties agree to work together in good faith to address and resolve such events or issues to the reasonable satisfaction of the parties.

NYNEX and Representative recognize that unilateral action on either of their parts in a number of areas, such as compensation, account management and program implementation could compromise the spirit, goals and financial viability of this Agreement. The parties commit to the ongoing review and sharing of individual direction and plans to ensure positive mutual benefits. The parties further agree that any material changes identified will be negotiated equitably and in good faith, to the reasonable satisfaction of the parties.
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             AGREEMENT FOR SALE OF NYNEX SERVICES

   This Agreement is made and entered into this 1st day of February, 1996, by and among NEW YORK TELEPHONE COMPANY, NEW ENGlAND TELEPHONE AND TELEGRAPH COMPANY (each referred to herein as "NYNEX") and Computer Telephone Corp. ("Representative"), a corporation with its principal place of business at 360 Second Avenue, Waltham, MA 02154:
Each NYNEX party is solely responsible for NYNEX obligations hereunder with respect to its own service territory.

   For and in consideration of the mutual promises and covenants set forth hereinafter. The parties do mutually agree as follows:

A. Definitions

   1. Account Management - means the provision of account management functions as specified by NYNEX in the NASA Channel Plan.

   2. Affiliate - means any corporation or other business entity which owns or contracts, in whole or in significant part, is under common ownership or control with, or is owned or controlled, in whole or in significant part, by another corporation or business entity.

   3. Business Customer - means any customer with a class of service designated as a business service by NYNEX.

   4. Certification - means the successful completion by Representative's salesperson of a series of training courses prescribed by NYNEX in the NASA Channel Plan.

   5. Designated Sales Area - means the geographic area within which Representative is authorized to sell NYNEX Services, described in Appendix E.

   6.   Incidental Sales Area - means the geographic area outside
Representative's Designated Sales Area within which Representative may make up to 10% of its total sales under this Agreement, described in Appendix E.

   7. Installation - means the completion of the placement of equipment and facilities in service as requested and agreed to by the customer and approved by the Public Service Commission or, where the placement of equipment and facilities is not necessary, the completion of the NYNEX service order work necessary to effectuate such Service to the customer.

   8. NASA Channel Plan - means the set of policies and procedures governing the NYNEX authorized sales agent program developed and issued by NYNEX annually.

   9. Order Issuance Date - means the date on which a customer service order is issued by NYNEX subsequent to Representative placing an accurate and fully negotiated order for service in accordance with the Service Ordering Procedures described in Paragraph G. of this Agreement.

   10. Quota - means the revenue, service and sales measurements and/or product units agreed upon by NYNEX and Representative for Representative to meet during the term hereof. Each year, NYNEX and Representative shall agree upon new annual and minimum quotas for Representative.

   11. Registration - means that Representative has notified NYNEX, in NYNEX's prescribed format, of-the name of its sales person(s) promoting and/or selling Services.

   12. Services - when capitalized, means those NYNEX services which are listed on Appendix A. hereto.

   13. Strategic Business Accounts - means those accounts, and their affiliates, subsidiaries and divisions, designated by NYNEX to be exclusively managed by NYNEX Systems Marketing.
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   14.  Subcontract - means the use of third party firms, partnerships, or organizations for the purpose of selling Services.

   15. Telemarket - means the outbound selling of Services over the telephone, to new prospective customers, by conducting such activities as quoting charges, advising of cost savings benefits, detailing service features and/or any other similar activities, which provides the prospective customer with sufficient information as to Influence their buying decision either immediately or at a future time.

   16. Unhook - means the cancellation of a representative's accurate. fully negotiated order and the subsequent placement of a similar order by another representative. Under the condition of unhooking the initial representative of record retains compensation payment rights.

B. Relationship of the Parties

   1. NYNEX appoints Representative as a nonexclusive authorized sates agent for the primary purpose of face to face selling of NYNEX Services to Business Customers within the Designated Sales Area. Representatives may also sell NYNEX Services within the Incidental Sales Area, provided that such sales do not exceed 10% of Representatives total sales under this Agreement. Representative is not otherwise authorized to act or represent itself as a NYNEX sales agent without prior written concurrence from NYNEX.

   2. The Representative's use of the term "NYNEX Authorized Sales Agent will be as specified in the "Authorized Use of NYNEX Name" section of this Agreement.

   3. Neither party hereto is an employee of the other and neither has any right nor any authority to act on behalf of the other beyond that expressly granted herein. Representative shall conduct its business at its own initiative, responsibility and expense.

   4. During the term of this Agreement or thereafter, NYNEX reserves the right, without obligation or liability to Representative for payment of compensation or otherwise, to market the Services, whether through NYNEX's own representatives, through other independent representative(s), or otherwise.

C. Contract Term

   1. This Agreement shall become effective as of February 1, 1996 and shall continue in effect, unless terminated, through December 31, 1998. Notwithstanding the above, the Agreement can be terminated at any time by either party for cause, with thirty (30) days advance written notice to the other party.

   2. NYNEX reserves the right to discontinue, supersede, alter or diminish any of the Services subject to this Agreement. Furthermore NYNEX also reserves the right to add Services to, or delete services from, this Agreement, or to modify the Commission schedules contained therein. Such rights may be exercised by NYNEX at any time during the term of this Agreement subject to sixty (60) days' advance written notice to Representative. In the event of additions of new Services, such sixty (60) days notice may be waived and replaced by a letter of notification. NYNEX shall deliver conforming appendices to Representative.

   3. NYNEX shall provide to Representative an annual sales quota. Representative shall review the quota and the parties shall reach agreement within thirty (30) days from Representative's receipt of quota. In the event agreement is not reached within 30 days, then either party may terminate this agreement without further obligation.

   4. In addition to an annual sales quota, NYNEX shall also provide to Representative a minimum annual sales quota which if Representative fails to
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meet may result in this Agreement being terminated at the end of the calendar
year.   Notwithstanding the above, when this Agreement or any renewal thereof expires or if Representative fails to meet its annual and or minimum quotas, NYNEX, in its sole discretion, may renew this Agreement for an additional term.

   5. If Representative becomes insolvent, makes an assignment for the benefit of creditors or files a petition for reorganization; if a petition in bankruptcy is filed by or against Representative; if the financial responsibility of Representative becomes impaired or is otherwise unsatisfactory to NYNEX; or if Representative is in breach of this Agreement or is otherwise in default to NYNEX under this or any other agreement, NYNEX may terminate this Agreement immediately upon giving notice to Representative, without prejudice for any claim for damages or any other right of NYNEX under this Agreement at the time of such termination.

   6. Representative shall advise NYNEX as soon as possible if a change of ownership of Representative is contemplated or occurs during the term of this Agreement. In the event of an ownership change NYNEX reserves the right to terminate the existing Agreement and at NYNEX's sole discretion enter into a new Agreement with the new ownership.

   7. If Representative is otherwise in breach of this Agreement or is otherwise in default, then NYNEX shall give Representative notice of such breach or default and may terminate this agreement if such breach or default is not cured by Representative within a mutually agreed upon period.

D. Representative's Responsibilities

   1.   General:

        Representative agrees to:

        a. Develop market plans; negotiate sales; take orders; analyze and design Service proposals; coordinate with NYNEX as appropriate and necessary; jointly develop with NYNEX an annual written program with specific commitments relating to dates, timelines, quotas, promotions, and training of salespersons; manage and monitor NYNEX service levels and measurements; and, except as specified herein, perform any additional functions necessary to the marketing and sale of the Services;

        b. Permit NYNEX to conduct upon request periodic sales reviews and account reviews with Representative's salespersons or such other persons designated by Representative;

        c. Establish and maintain a trained and capable field sales force adequate to market the Services. Representative further agrees that such sales force shall be registered with NYNEX and meet all reasonable quality and/or certification standards which may be established by NYNEX from time to time. Representative shall assure that its salespersons complete certification requirements, as specified in the NASA Channel Plan, not later than six (6) months from date the sales person is initially registered, unless otherwise approved by NYNEX. Other training shall be mutually agreed upon by the parties. If Representative, fails to meet the registration or certification requirements of this paragraph, then NYNEX shall not be obligated to pay Representative commissions for any Services sold hereunder;

        d.   Pay a fee of $350 for each day an employee of
Representative's fails to attend scheduled training, or fails to participate in or complete such training to NYNEX's satisfaction, unless Representative provides NYNEX notice of cancellation at least fourteen (14) calendar days prior to the start of the course. If the Representative arranged to "live in" during the course and fails to cancel within fourteen (14) days, Representative shall also pay any applicable hotel cancellation charges;
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        e.   Market the Services to customers in accordance with the
prices, terms and conditions set forth in applicable tariffs filed by NYNEX and from time to time explain applicable tariff provisions;

        f. Make only such representations concerning the price, tariff terms and conditions, functions, capabilities, characteristics, design, installation date or availability of any Service as have been approved by NYNEX. Any other representations are beyond the authority granted herein;

        g. Market the Services in a manner consistent with the standards for marketing of such Services which NYNEX shall specify as necessary to protect trademarks or trade names used in connection with the Services. All activities of Representative hereunder shall be in compliance with such sales, service and engineering standards promulgated by NYNEX as are then in effect;

        h. Act professionally and ethically at all times to provide prompt, courteous and efficient service to customers; advise customers that Representative is a NYNEX Authorized Sales Agent; act in accordance with the highest standards of honesty, integrity and fair dealing in all dealings with customers and NYNEX as well as other NYNEX authorized representatives; and do nothing which would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of NYNEX, its customers, and other NYNEX authorized representatives;

        i. Explain and demonstrate the Services and advise customers on the use of the Services and the compatibility of the Services with other products and services offered for sale by Representative; Representative assumes primary responsibility for customer training in conjunction with Service installations and shall instruct in the use of such Services to assure that customers know how to use such Services;

        j. Conduct advertising, as appropriate, to establish and maintain its corporate identity. Unless otherwise agreed, Representative specifically agrees not to conduct any service specific advertising for any of the Services. At Representative's option, Representative may participate in such cooperative advertising and promotional sales ventures as may be proposed by either party from time to time and on such terms and conditions as NYNEX may specify;

        k. Utilize its best efforts actively and continuously to promote and sell, on NYNEX's behalf, each of the Services;

        l. Notify NYNEX immediately upon notice to it of any customer canceling any order for Services placed by Representative;

        m. Take all necessary steps to assure compliance with Representative's obligations under this Agreement by the Representative and any individual acting on its behalf;

        n. Maintain and provide proof to NYNEX of a minimum of one million dollars in liability insurance, to protect NYNEX from any and all claims, demands, expenses, costs and other liabilities arising out of acts, omissions and/or misrepresentations of the Representative;

        o. Maintain, in accordance with standard recognized accounting practices, accurate and complete books of account, documents and records ("Records") supporting the sales of Services which are the subject of his Agreement;

        p. Retain such Records for a period of three (3) years from the date of final payment by NYNEX for services rendered under this Agreement. NYNEX and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the term of this Agreement and for three (3) years from the date of final payment. NYNEX shall notify Representative in writing at least seven (7) days before NYNEX intends to conduct such an audit;
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        q.   Cooperate fully in the collection, compilation and
maintenance of data required to be reported by NYNEX pursuant to any federal or state statute, regulation or order;

        r. Obtain, as necessary, from customer(s) an executed agency authorization in a format prescribed by NYNEX;

        s. Neither represent for sale, refer, promote, negotiate or otherwise market any other network service which displaces, or is in competition with, IntraLATA service offered by NYNEX. Such limitation shall apply to any Affiliate of Representative. Furthermore, for a period of twelve
(12) months after the expiration or termination of this Agreement Representative may not sell, represent, or promote any non-NYNEX IntraLATA services to any NYNEX Business Customer for whom Representative was responsible under the AMP program, or to whom Representative sold any NYNEX Service, within 12 months prior to such expiration or termination. It is NYNEX's intent to have Representative exclusively market all Services offered by NYNEX and expects that Representative shall put forth a reasonable best effort to accommodate such expectation;

        t. Not offer customers any discount, rebate, cash payment or other financial incentive (hereinafter collectively referred to as "Discounts") in connection with the sale of any Service. Discounts shall not be associated with NYNEX prices, and the customers should not be led to believe that NYNEX discounts its prices;

        u. Assure that any promotional program and/or printed material offered by Representative, which is in any way associated with NYNEX and/or its services, has prior written concurrence from NYNEX before such program or material is offered;

        v. Neither subcontract nor telemarket the sale of Services without obtaining prior written concurrence or separate contract agreement from NYNEX;

        w. Not unhook a sales order placed by another NYNEX representative;

        x. Comply with all applicable Federal, state, local laws, rules, regulations and orders, including but not limited to, the Massachusetts Uniform Procurement Act.

        y. Establish and maintain an automated order entry capability for the purpose of placing sales orders with NYNEX. NYNEX shall advise Representative of the minimum requirements necessary to establish and maintain such automated access.

   2.   Account Management Plan (AMP)

        At Representative's option and subject to NYNEX's approval, Representative may participate in the Account Management Plan ("AMP Program"). The Representative's responsibilities under the AMP Program are detailed in the NASA Channel Plan.

E. NYNEX's Responsibilities

   NYNEX agrees to:

   1. Advertise the Services and provide promotional literature to Representative in such quantities as NYNEX deems appropriate. NYNEX further agrees to provide reasonable advance notice to Representative of all planned major advertising campaigns for the Services;

   2.   Perform all billing and collection functions for the Services sold by Representative under this Agreement;
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   3.   In accordance with NYNEX's applicable tariffs, install, maintain and support the Service(s) sold by Representative pursuant to this Agreement,

but NYNEX shall have no responsibility for or liability in connection with any other services or products sold by Representative. NYNEX reserves the right to deal directly with the customer(s) in all matters, including but not limited to those involving the installation, maintenance, repair, support and removal of the Services;

   4. Be sufficiently self-insured to protect Representative from any and all claims, demands, expenses, costs and other liabilities arising out of acts, omissions and/or misrepresentations of NYNEX;

   5. Act in accordance with the highest standards of honesty, integrity and fair dealing in all dealings with Representative; and;

   6. Upon Representative's reasonable request, and in NYNEX's sole discretion, install without charge to Representative, the network facilities necessary for demonstration of the Services sold by Representative hereunder. Representative will not be charged for, or responsible for paying the monthly rates associated with, such network facilities as long as Representative has demonstrated minimum levels of satisfactory sales performance as shall, from time to time, be determined by NYNEX, and so long as such facilities are used solely for demonstration purposes. Such demonstration facilities may be removed at any time upon ten (10) days notice, at the request of Representative or in the discretion of NYNEX. Upon such expiration or termination of this Agreement, demonstration services will be removed by NYNEX at NYNEX's own expense.

F. Compensation

   1.   Commissions

        a. Except as may otherwise be provided herein, NYNEX will pay Representative a commission ("Commission"), at the rate set forth in Appendix
B. hereto, for the sale of Services to Business Customers within the Designated Service Area. Commission will be paid on net sales, which shall be defined in guidelines to be issued by NYNEX from time to time.

        b. NYNEX shall pay to Representative Commissions for sales of those Services covered by this Agreement and sold by certified sales persons.

        c. NYNEX, in its sole discretion, may pay a commission for the sale of any individually priced special assembly service offered by NYNEX. The commission will be calculated by NYNEX on an individual case basis and will be presented to Representative with the service's pricing proposal.

        d. It is NYNEX's intent to pay commissions not later than thirty (30) days following the end of the month during which a fully negotiated and accurate order is issued by NYNEX (Order Issuance Date), provided that the appropriate order issuance tracking system exists, as determined by NYNEX, and that a Commission will not be requested or paid where withdrawal of the Service within ten (10) months of the Order Issuance Date is reasonably foreseeable at the time of sale. Notwithstanding the above, in those cases where an appropriate tracking system does not exist, then NYNEX shall pay commissions not later than thirty (30) days following the end of the month during which the installation of a Service sold by Representative is verified by NYNEX. A statement listing all sales of Services for which Representative is being paid and debited will be provided by NYNEX.

        e.   In the event that NYNEX disconnects or otherwise
discontinues any Service, for any reason, within ten (10) months of the completed installation date, NYNEX reserves the right to recover from Representative any commission, paid with respect thereto. In the case of services under contract. NYNEX will recover the commission based on the following schedule: within 10 Months, 100%; 11 - 23 Months, 50%; and 24 - 36 Months, 25%.
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        f.   A sale of a Service will be compensated under the Commission schedule in effect at the time NYNEX acknowledges an accurate and fully negotiated order submitted by Representative. However, where as a result of customer action an order is postponed beyond six (6) months from the Order Issuance Date, the Commission in effect when the customer reorders the Service will be the Commission paid.

        g. Notwithstanding the foregoing, no Commission will be paid to Representative in connection with the sale of any Service:

             1. to Representative, Representative's employees or any other NYNEX representative(s) including Affiliates, subsidiaries, parent companies or divisions of either party unless receiving prior written concurrence from NYNEX;

             2. to Strategic Business Accounts, unless otherwise specified by NYNEX, or to other NYNEX accounts as designated by NYNEX in its sole discretion;

             3. for which an order was placed by Representative prior to the effective date of this Agreement;

             4. for which an order, still pending, was previously placed with NYNEX by anyone other than Representative; or

             5. for any order made in which Representative has offered to the customer a Discount not authorized by NYNEX in connection with such sale.

             6. for any order that has been sold by a party, or subcontractor other than Representative unless otherwise approved by NYNEX;

             7. for any order that merely moves the same Service from one tariff to another or shifts the Service from one customer bill to another without, at the same time, placing that Service under a longer than current term contract period, Rate Stability Plan or Service Discount Plan;

             8. for any order where misrepresentation or fraudulent activity is uncovered. Furthermore, NYNEX has the right to recover any compensation paid relative to fraudulent activity regardless of when the sales order was placed or the length of time the Service has been installed;

             9. for any sale of Services outside the Designated Sales Area, except for qualifying sales made in the Incidental Sales Area or with prior written concurrence from NYNEX;

             10. for any order not completed or Service not installed for any reason.

   2.   Account Management Plan (AMP) Compensation

        a. As compensation for Representative's participation in the AMP Program NYNEX agrees to pay Representative as set forth in Appendix B. hereto.

        b. Payment hereunder shall be made monthly during the term of the AMP Program. AMP compensation will be paid not later than thirty (30) days following the end of the month during which an account plan is approved by NYNEX. Notwithstanding the above, NYNEX in its sole discretion may declare a moratorium on accepting for approval new AMP account plans.

        c. Compensation hereunder with respect to any AMP account plan(s) may be discontinued or reduced should a NYNEX review reveal a lack of performance by Representative in connection with the AMP Program. In
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addition, NYNEX may recover payments made with respect to any AMP Program in the event that such audit or other similar findings reveal that a substantial lack of performance by Representative has existed.

        d. All AMP required documentation, such as account plans, customer profiles, progress status reports, and proposals must be provided to NYNEX upon request, and in any event within ten (10) business days after the termination or expiration of this Agreement. After such termination or expiration, Representative may not use information about NYNEX customers which Representative obtained or developed under the AMP program to compete against NYNEX in the provision of intraLATA services, and may not disclose any such information to any third party.

        e. The AMP Program as specified in the NASA Channel Plan shall be considered an appendix to this Agreement.

   3.   Promotional Compensation

        a. From time to time and with the consent and assistance of Representative, NYNEX may offer to eligible employees of Representative awards in connection with promotional sales programs. In addition, NYNEX may offer to Representative bonus compensation for Representative's sales performance during such promotional sales programs.

        b. NYNEX shall notify Representative in writing of the terms and conditions of such programs and the compensation amounts for which Representative and its employees may be eligible under such programs. Such compensation amounts shall be in effect for only as long as the promotional program is in effect and shall be subject to change with each new promotional sales program.

        c.   No compensation shall be paid hereunder unless
Representative shall have submitted to NYNEX prior to the commencement of the promotional sales program a detailed plan as to how it intends to stimulate sales of Services during the promotional period.

        d. Payment of compensation hereunder to Representative's employees shall not make an employee of the Representative's an employee of NYNEX.

        e. Any sale credited for cash awards or other compensation must be reported by Representative against the sales person responsible for the sale.

   4.   Set Off

        NYNEX shall have the right to set off against any payment due by it hereunder any amounts owed to it by Representative under this Agreement or under any other agreement between the parties. If, for any reason whatsoever (including by reason of termination of this Agreement), at the end of any calendar month any amount is due from Representative to NYNEX, NYNEX, at its option, may demand that such amount be paid to it in cash by Representative within thirty (30) days after the last day of such calendar month.

   5.   Separation Payment

        In the event that NYNEX determines to eliminate its third party marketing sales channel, NYNEX, at its option, agrees to:

        a. either terminate this Agreement only upon twelve (12) months prior written notice, except that, in the event of Representative's substantial lack of performance hereunder (including, but not limited to, Representative's failure to meet its quota), NYNEX may terminate this Agreement by providing Representative with notice pursuant to Section C. of this Agreement,
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             or

        b. pay to Representative a separation payment based on 50% of the Representative's earned compensation during the twelve (12) months preceding termination.

G. Service Ordering Procedures, Credit

   1. From time to time, NYNEX shall inform Representative of the terms on which it is willing to accept orders for the Services, including customer payment, standards of customer credit worthiness, standard installation intervals, physical availability of facilities, order format, data requirements and other specifications as to the manner of conducting business.

   2. All orders for Services entered by Representative shall conform to the requirements established by NYNEX pursuant to paragraph G.l., above.

   3. Representative shall place all customer orders for Services to be sold with NYNEX in such manner or on such forms as NYNEX may require. NYNEX agrees to receive and process customer orders for Services from Representative in accordance with its normal practices.

   4. All orders for the Services shall be subject to the availability of suitable facilities, which shall be determined in the sole discretion of NYNEX. All orders for the Services shall be further subject to approval and acceptance by NYNEX.

   5. NYNEX reserves the right to require a deposit from any customer in an amount which NYNEX, in its sole discretion, will determine in accordance with applicable tariff provisions.

   6. When requested, Representative shall obtain accurate and appropriate credit information as specified by NYNEX. which it shall forward to NYNEX with the order for Services. Representative does not guarantee the credit of any customer.

   7. NYNEX reserves the right independently to verify the credit worthiness of any customer.

H. Authorized Use of NYNEX Name and Marks

   1. Representative may refer to itself during the term of this Agreement as a "NYNEX Authorized Sales Agent" identifying this relationship solely in connection with Services sold by Representative hereunder.

   2. Representative shall provide to NYNEX for its review and prior written approval all promotional, advertising, or other material or any other activity using or displaying NYNEX's name or referring to Representative as a NYNEX Authorized Sales Agent. Representative agrees to change or correct, at Representative's expense, any such material or activity which NYNEX, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable.

   3. Upon expiration or termination of this Agreement, Representative shall immediately cease referring to itself as a "NYNEX Authorized Sales Agent."

   4. NYNEX grants Representative the non-exclusive, personal and non-transferable right and license to use the mark in the trade name NYNEX or the NYNEX logo collectively referred to as Marks) only in connection with the marketing of Services under this Agreement.

   5. Use of the marks NYNEX must be in accordance with the graphic standards and use requirements set forth in Paragraph H.8. Representative shall not use the Marks as part of any corporate or trade name or with any
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prefix, suffix or other modifying words, terms, designs, symbols, or in any modified form. Nor may Representative use the Marks in connection with any authorized product or service or in any manner not expressly authorized by this Agreement. Any unauthorized use of the Marks by Representative, or any use not in compliance herewith, shall constitute an infringement of the rights of NYNEX and its affiliates in and to the Marks.


   6. Representative acknowledges that its right to use the Marks is derived solely from this Agreement and is limited to the identification of Representative as an "NYNEX Authorized Sales Agent." No rights are granted to Representative to use the Marks other than in connection with the marketing of Services under this Agreement.

   7. If it becomes advisable at any time in NYNEX's sole discretion for Representative to modify or discontinue use of any Marks or substitute one or more additional trade or service marks to identify its relationship with NYNEX, Representative agrees to comply within a reasonable time after notice by NYNEX. In addition, Representative shall replace, at Representative's expense, obsolete identification signs or identification material with new signs or identification material should NYNEX adopt new Marks replacing one or more Marks identified by NYNEX.

   8. Representative shall provide NYNEX samples of all materials using the Marks, including but not limited to stationery, business cards, literature, packages, labels, labeling, and advertising prepared by or for Representative and intended to be used by Representative prior to any public release of same. NYNEX retains the unequivocal right to refuse release of any material in its sole discretion. When using the Marks under this Agreement, Representative shall comply with: a) the graphic standards and other requirements of use set forth in writing by NYNEX as they may be amended from time to time; and b) all laws pertaining to Marks in force from time to time, including, but not limited to, compliance with Marketing requirements.

   9. The right and license granted in Paragraph H.4. shall not be transferable without NYNEX's prior written consent.

   10. Representative agrees that upon the expiration or termination of this Agreement, Representative shall: a) not use any actual or similar Marks, or any actual or similar trade name, service mark, trademark, logo, insignia, symbols or decorative designs owned by NYNEX or its affiliates specifically in the conduct of its business, in any manner or for any purpose; b) will not utilize for any purpose any actual or similar name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with NYNEX, or directly or indirectly, at any time or, in any manner, identify itself or any business associated with NYNEX or such affiliated company; c) discontinue all use of the Marks and destroy or, if requested by NYNEX, return to NYNEX ail advertising and marketing materials, forms and other materials containing any Mark or otherwise identifying or relating to NYNEX's business.

   11. All rights in the Marks other than those specifically licensed herein are reserved by NYNEX.

   12. Representative acknowledges the representations of NYNEX and its affiliates that it is the owner of the exclusive right, title and interest in and to the Marks, and Representative will not at anytime do or cause to be done any act or thing anyway impairing or tending to impair any part of such right, title and interest in connections with the use of the Marks. Representative shall not in any manner represent that if has any ownership in the Marks or registration thereof, and Representative acknowledges that use of the Marks shall not create in Representative's favor any right, title or interest in or to the Mark, but all uses of the Marks by Representative shall inure to the benefit of NYNEX and its affiliates. Furthermore, Representative will at no time adopt or use, without NYNEX's written consent, any work or Mark which is likely to be similar to or confusing with the Marks.
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   13.  NYNEX makes no representation or warranty, expressed or implied, with respect to the Marks, including without limitations, any representation or warranty with respect to:

        a. Validity or enforceability of the Marks or NYNEX's exclusive ownership thereof;

        b. Whether or not the Marks infringe the rights of third parties; and

        c    Whether or not the Marks have been infringed.

        Representative shall not be entitled to any compensation from NYNEX for any direct or indirect damages or loss of profits suffered by Representative as the result of Representative's use of the Marks hereunder.

   14. NYNEX assumes no liability to Representative or to third parties with respect to the use of the Mark, and Representative indemnifies and holds harmless NYNEX against all losses, damages and expense, including attorney's fees, incurred as a result of or related to claims of third persons involving Representative's use of the Marks. Such indemnity shall survive the termination of this Agreement.

   15. Except as permitted under this Agreement, Representative agrees not to issue or release for publication any articles or advertising or publicity matter relating to this Agreement or mentioning or implying the name of NYNEX, or any of their personnel or affiliates, unless prior written consent is granted by NYNEX.

   16. Representative agrees to promptly notify NYNEX of any potential infringements of the Marks.

   17. Recognizing and acknowledging that any use of the Marks by Representative in a manner inconsistent with the provisions of this Agreement may cause NYNEX irreparable damage for which other remedies may be inadequate, Representative agrees that NYNEX shall have the right to petition for injunctive or other equitable relief from a court of competent jurisdiction as may be necessary and appropriate to prevent any unauthorized use of the marks by Representatives, its employees, or its agents, and Representative shall not oppose such injunction on the grounds that an adequate remedy is available at law. Such remedy be in addition to other remedies available to NYNEX.

I. Confidential Information

   1. To the extent that the disclosure of confidential information is legally permissible, all information disclosed by either party to the other pursuant to this Agreement, other than such information as may be generally available to the public or the industry, is and will be disclosed to it in confidence solely in accordance with FCC regulations for its use in connection with carrying out the terms and conditions of this Agreement. Each party agrees to keep such information secret and confidential and not to disclose it to any other person or use it during the term of this Agreement or after its termination except in currying out its obligations hereunder or in response to obligations imposed by tariff or order of a court or regulatory body.

   2. Each party shall take effective precautions, contractual and otherwise, reasonably calculated to prevent unauthorized disclosure or misuse of such information by any of its employees or by any other person having access to such information.

   3. Within thirty (30) days after the expiration of this Agreement or the termination of this Agreement by either party and for any reason, each party shall return to the other any physical or written records containing such confidential information of the other then in its possession, regardless of whether such physical or written records were prepared by Representative or by NYNEX.
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J. Indemnification

   1. Representative agrees to indemnify and hold NYNEX harmless from any and all claims, actions, damages, losses, forfeitures, penalties, expenses and other liabilities, including reasonable attorney's fees and costs of litigation, resulting from Representative's acts or acts by any person or subcontractor supplied by Representative, omissions, misrepresentations, or violations of Federal, state or local laws, including but not limited to, the Massachusetts Uniform Procurement Act, regardless of the form of action.

   2. NYNEX agrees to indemnify and hold Representative harmless from any and all claims, actions, damages, expenses and other liabilities, including reasonable attorney's fees and the costs of litigation, resulting from NYNEX's acts, omissions or misrepresentations by NYNEX or by any person or subcontractor supplied by NYNEX, regardless of the form of action, PROVIDED, HOWEVER, THAT NYNEX'S LIABILITIES TO REPRESENTATIVE FOR ANY CLAIM ARISING OUT OF THE PROVISION OF A TARIFFED SERVICE SHALL IN NO EVENT EXCEED ITS LIABILITY TO A CUSTOMER UNDER THE TARIFFS ON FILE WITH THE STATE OR FEDERAL AGENCIES WHICH HAVE REGULATORY AUTHORITY OVER THE SERVICES WHICH ARE THE SUBJECT OF THIS AGREEMENT.

   3. In the event that the negligence of both parties or the failure of both parties to perform their obligations under this Agreement contributes to loss or damage giving rise to a claim or suit, the parties agree to bear the responsibility of such claim in proportion to the degree of fault attributable to each party PROVIDED, HOWEVER, THAT NYNEX's LIABILITY SHALL BE LIMITED BY THE APPLICABLE TARIFF(S). In no event shall Representative or NYNEX be liable for any acts or omissions of the other occurring prior to the effective date of this Agreement.

K. Non-Discrimination/Conflict of Interest

   The applicable provisions in Appendix C., entitled "NonDiscrimination Compliance," and Appendix D., entitled "Conflict of Interest Statement," both of which are attached hereto, shall form a part of this Agreement and any amendments hereto.

L. Arbitration

   Upon mutual agreement, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any Court having jurisdiction thereof.

M. General Provisions

   1. Non-Assignability: Representative may not assign or broker this Agreement, in whole or in part, without the prior written consent of NYNEX. Any attempt to assign or broker any of the rights, duties or obligations of this Agreement without such consent shall be void and shall be considered by NYNEX to be grounds for immediate termination of this Agreement without notice to Representative.

   2.   Amendment:

        a. Except as otherwise provided herein, this Agreement can be modified only by a written amendment duly signed by, persons authorized to sign agreements on behalf of the Representative and NYNEX and shall not be modified or supplemented by any courses of dealing or trade usage.

        b. Except as otherwise provided herein, the provisions of the appendices hereto may be renegotiated at the request of either party. Amendments of the appendices shall be evidenced by a signed writing but shall not require re-execution of this Agreement. In the absence of agreement
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concerning any modification or amendment thereto, this Agreement and the current appendices shall continue in full force and effect. Upon sixty (60) days notice to Representative, NYNEX shall, however, have the authority to amend or effect a change in the appendices without Representative's approval and without a writing signed by the Representative.

   3. Waiver No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

   4. Force Majeure: Neither party shall be held liable for any delay or failure in performance of any part of this Agreement because of cause or circumstance beyond its control such as acts of God; acts of civil or military authorities; legislative, executive or judicial acts of any governmental entity; government regulations; embargoes; epidemics; war; terrorist acts; riots; insurrections; fires; explosions; earthquakes, nuclear accidents, floods, or other major environmental disturbances; power blackouts; strikes; or from any other cause of whatsoever kind arising without its actual fault (collectively referred to as "Force Majeure Conditions"). In the event of a Force Majeure Condition affecting either party, both parties shall cooperate as appropriate to perform their obligations under this Agreement.

   5. Surviving Obligations: All obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive and remain in effect beyond any expiration or termination.

   6. Choice of Law: This Agreement is governed by the laws of the State of New York.

   7. Successors Bound: This Agreement shall be binding upon and inure to the benefit of any successors or assigns of the parties.

   8. Agency Orders: All obligations under this Agreement shall be subject to legislation and to valid and applicable government agency orders, regulations, tariff provisions, and decisions and orders of courts of competent jurisdiction.

   9. Severability: Both parties expressly agree that it is not the intention of either party to violate public policy or state or federal statutory or common laws and that if any sentence, paragraph, clause, or combination thereof in this Agreement is in violation of the same, such paragraph, clause, or sentence, or combination of the same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

   10. Headings: The headings in this Agreement are for convenience only and shall not be construed to define or in any way limit any terms herein.

   11. Notice: All notices, requests, or other communications, other than orders or related communications placed with NYNEX's vendor services group and/ or Account Team Centers, made under this Agreement shall be made in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States Mail, certified or registered, postage pre-paid and addressed as follows:

                       If NYNEX
                       NYNEX
                       125 High Street, Room 435
                       Boston, Massachusetts 02110
                       Attn: Managing Director - NASA

                       To Representative



                       Attn:
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        or as such addressee or address is changed by written notice to the other party.

      12. Entire Agreement: This Agreement together with the appendices attached hereto shall constitute the entire Agreement between the parties.

Both parties represent they have read this Agreement, understand it and agree to be bound by all the terms and conditions stated herein.

COMPUTER TELEPHONE CORP.                  NEW YORK TELEPHONE COMPANY
                                          NEW ENGLAND TELEPHONE AND
                                          TELEGRAPH COMPANY

By:   /s/ Robert Fabbricatore      By:    /s/ Jerome P. Lovasco

      Robert Fabbricatore                       Jerome P. Lovasco
      (Typed Name)                              (Typed Name)

Title: Chairman                     Title: Managing Director
Date:  3/14/96                            Date:  4/17/96

(Affix Corporate Seal Below)